ASSET PURCHASE AGREEMENT


            THIS ASSET PURCHASE AGREEMENT is made and entered into this 23rd day of April, 1998, by and among SmartServ Online, Inc., a Delaware corporation ("Seller"), and Data Transmission Network Corporation, a Delaware corporation ("Buyer").

                                    RECITALS:

            A.    Seller is engaged in the  business of  providing  products and services on the internet referred to as "SmartServ Pro", "TradeNet", and "BrokerNet" (the "Business"). The Business shall not include any other portion of Seller's operations including but not limited to (i) its telephone screen services, (ii) its internet products and services not identified above, including order routing services referred to as "Night Trade" or its derivatives, or (iii) its wireless or PCS services.

            B. Seller desires to sell certain of the assets used by it in the conduct of the Business, and Buyer desires to acquire such assets.

            C. To facilitate Buyer's future conduct of the Business, Seller agrees to license to Buyer and maintain certain computer software programs as provided for in this Agreement

            In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer, intending to be legally bound, agree as follows:

            1. PURCHASE AND SALE. Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the following assets of the Business (the "Acquired Assets"), to-wit:

            (a) The three client servers listed on Schedule 1 attached hereto and incorporated herein by this reference;

            (b)   The  trade  names   "TradeNet"  and   "BrokerNet"   and  those
                  maintenance agreements and other contracts,  if any, listed on
                  Schedule 7(k); and

            (c) All of Seller's contracts with customers to provide services of the Business and the assignable agreements with suppliers pertaining to or used in the Business (including, without limitation all contracts listed on Schedule 7(j));

            (d) All of Seller's goodwill pertaining to or arising out of the Business.

Notwithstanding the foregoing, the Acquired Assets shall not include any assets of the Seller not enumerated above, including but not limited to (i) Seller's cash and cash equivalents and all securities of Seller, (ii) Seller's computer software to be licensed to Buyer pursuant to Paragraph 5 of this Agreement,
(iii) Seller's furniture, leasehold interests or real property interests, (iv) any records not relating to the Business and all corporate, accounting and tax records relating to the Business, (v) Seller's rights under this Agreement, (vi) the name "SmartServ Pro" and (vii) any of Seller's assets not used in the Business.

            2. PURCHASE PRICE. Buyer agrees to pay, and Seller agrees to accept, as the entire aggregate purchase price for the Acquired Assets, the sum of Eight Hundred Fifty Thousand Dollars ($850,000) less a credit for prepaid revenue and unpaid accounts receivable of Seller for services of the Business to be performed after the Closing as reflected on Seller's books and records (hereinafter referred to as the "Purchase Price"). The Purchase Price shall be paid by Buyer to Seller by wire transfer upon the Closing.

            3. ASSUMPTION OF LIABILITIES. Buyer shall assume, agree to perform, and discharge when due only those obligations of Seller arising out of the contracts and agreements listed on Schedules 7(j) and 7(k) with respect to the period from and after the Closing (the Assumed Liabilities"). Seller and Buyer agree that, other than the Assumed Liabilities, Buyer does not agree to assume and shall have no responsibility for any of the debts, obligations or liabilities of Seller (the "Excluded Liabilities"), all of which shall remain the sole responsibility of Seller. The Excluded Liabilities include without limitation all of the following:

            (a) Any tax liability or tax obligation of Seller, which has been or may be asserted by any taxing authority, including without limitation any such liability or obligation arising out of or in connection with this Agreement or the transactions contemplated hereby.

            (b) Any liability or obligation of Seller whether incurred prior to, at or subsequent to the Closing for any amounts due or which may become due to any person or entity solely by reason of the fact that such person or entity is or has been a holder of any debt or equity security of Seller.

            (c) Any trade account payable or note payable of Seller or any contract obligation of Seller (other than the Assumed Liabilities) whether incurred prior to, at or subsequent to the Closing.

            (d) Any liability or obligation arising out of any litigation, suit, proceeding, action, claim or investigation, at law or in equity or in arbitration, related to Seller's operation of the Business prior to the Closing.

            (e) Any claim, liability or obligation, known or unknown, contingent or otherwise, the existence of which is a breach of, or inconsistent with, any representation, warranty or covenant of Seller set forth in this Agreement.

            (f) Any liability or obligation specifically stated in this Agreement or the Schedules hereto as not to be assumed by Buyer.

            4. TRANSFER DOCUMENTS; ADDITIONAL DOCUMENTS. Upon the Closing, Seller shall sell, transfer, assign, convey, and deliver to Buyer the Acquired Assets by duly executed titles, warranty bill of sale and assignment, and other good and sufficient instruments of sale, assignment, conveyance and transfer as shall be required to effectively vest in Buyer all of Seller's right, title, and interest in and to such Assets, free and clear of all liens, encumbrances, security interests, actions, claims and equities of any kind whatsoever and Buyer shall assume by duly executed assumption of liability the Assumed Liabilities. Buyer shall be entitled to possession of the Acquired Assets upon the Closing and payment of the Purchase Price. Upon the Closing, Seller and Buyer shall enter into the Software License and Maintenance Agreement in the form of Exhibit "A" hereto and the Source Code Escrow Agreement in the form of Exhibit "B" hereto with an escrow agent mutually acceptable to Seller and Buyer.

            5. CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall occur on May 1, 1998, at a time and place mutually acceptable to Seller and Buyer.

            6. OBLIGATIONS TO EMPLOYEES. Seller agrees that it shall be responsible for any obligations to any of its employees which heretofore may have arisen or hereafter may arise by reason of any services rendered by such employees prior to the Closing, including but not limited to salaries, bonuses, vacation pay, retirement benefits, and other fringe benefits; and Seller hereby agrees to pay all of such obligations directly to the employees involved when due. Seller agrees timely to pay all payroll tax, withholding, and unemployment compensation payments required to be made with respect to the compensation of such employees and to hold Buyer harmless therefrom. Seller shall furnish to Buyer such evidence of Seller's compliance with the provisions of this paragraph as Buyer reasonably may request from time to time.

            7. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller warrants, represents, and covenants to and with Buyer, now and as of the Closing:

            (a) That Seller has full right and lawful authority to enter into this Agreement and to sell the items of personal property to be acquired by Buyer pursuant to this Agreement; that Seller's performance of its obligations under this Agreement will not violate any agreement, document, trust (constructive or otherwise), order, judgment or decree to which Seller is a party or by which it is bound; and that, upon the transfer and assignment of such property to Buyer as hereinbefore mentioned, Buyer will acquire good and merchantable title thereto, free and clear of any liens, encumbrances, security interests, actions, claims, and equities of any kind whatsoever.

            (b) That Seller is the sole and lawful owner of and has good and marketable title to all of the items of personal property to be acquired by Buyer pursuant to this Agreement, free and clear of any liens, encumbrances, security interests, actions, claims, and equities of any kind whatsoever.

            (c) All material items of tangible personal property to be acquired by Buyer pursuant to this Agreement are in good operating condition, subject to normal wear.

            (d) That there are no suits, arbitrations or other legal or governmental proceedings pending or threatened against Seller which might conceivably affect the title to the items of personal property to be acquired by Buyer pursuant to this Agreement.

            (e) That Seller has duly filed all federal, state, and local tax returns of every kind whatsoever required to be filed on or before the Closing and has paid in full the tax liability shown on such returns; that no unpaid deficiencies are in existence which have been asserted against Seller by any official or agency as a result of the filing of such returns; and that, to the knowledge of Seller, there is not now pending any examination with respect to any such returns nor does Seller know of any impending examination with respect to any such returns.

            (f) Seller shall timely pay all sales and use taxes imposed on or collectible by Seller and shall furnish to Buyer evidence that all of Seller's sales and use taxes have been paid.

            (g) The property to be acquired by Buyer pursuant to this Agreement, together with the rights, property and services to be rendered or furnished to Buyer pursuant to the Software License and Maintenance Agreement attached as Exhibit "A" hereto, will include at Closing all material rights and property necessary to the conduct of the Business by Buyer in the manner it is conducted by Seller on the date of this Agreement.

            (h) There is no fact, development, or threatened development with respect to the markets, products, customers, vendors, suppliers, operations, assets or prospects of the Business which are known to Seller which would materially adversely affect the business, operations or prospects of the Business considered as a whole, other than such conditions as may affect as a whole the economy generally.

            (i) The financial statements of Seller for the year ended June 30, 1997 and for the six month period ended December 31, 1997, furnished to Buyer fairly and accurately represent the financial operations of Seller for such periods.

            (j) That Seller has listed on Schedule 7(j) all of Seller's contracts (oral or written) with customers and suppliers of the Business; Seller has no other contracts (oral or written) with customers and suppliers of the Business. Seller has delivered to Buyer true, correct and complete copies of all written contracts relating to the Business, and written summaries of the terms of all oral contracts relating to the Business, and all of such contracts are presently in full force and effect and are assignable to Buyer unless otherwise indicated. Seller has not received any notices from any customers or suppliers of the Business that indicate that they intend to terminate any of such contracts and, except as reflected in the copies delivered to Buyer or on Schedule 7(j), such contracts have not been amended and Seller and the other parties to such contracts are not in default in any material respect under such contracts. Seller has not been apprised and does not currently believe or have reason to believe that any of the customers of the Business plan to cancel or reduce the volume under any customer contracts.

            (k) That Schedule 7(k) contains a complete list of all of Seller's contracts (oral and written) relating to the Business, if any, other than the contracts with customers and suppliers listed on Schedule 7(j). Seller has delivered to Buyer true, correct and complete copies of all such other written contracts relating to the Business and written summaries of the terms of all such other oral contracts relating to the Business, and all of such contracts are presently in full force and effect and are assignable unless otherwise indicated, and, except as reflected in the copies delivered to Buyer or on Schedule 7(k), such contracts have not been amended and Seller and the other parties to such contracts are not in default in any material respect under such contracts.

            (l) That Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the corporate power and authority required to conduct the Business and to own and use the properties currently owned and used by it. Seller has the corporate power and authority to execute and deliver this Agreement and to perform its respective obligations thereunder. The execution and delivery of this Agreement by Seller and the performance of its obligations thereunder have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws or judicial decisions affecting the validity and enforcement of creditors' rights generally.

            (m) That neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated thereby, (i) conflicts with or violates any provision of the Certificate of Incorporation or bylaws of Seller, (ii) requires on the part of Seller any filing with, or permit, authorization, consent or approval of, any federal or state governmental agency or entity, (iii) conflicts with, results in a breach of, constitutes (with or without notice or lapse of time or both) a default under, or requires any notice, consent or waiver under any contract, lease, license, franchise, permit, indenture, agreement or mortgage for borrowed money or other agreement to which Seller is a party or by which Seller is bound or to which any of its assets is subject, or (iv) violates any statute, rule or regulation, or any order, writ, injunction or decree applicable to Seller or any properties or assets of Seller.

            (n) Unless otherwise approved by Buyer, Seller shall maintain and operate the Business between the date of this Agreement and the Closing in the ordinary course consistent with past practices.

            8. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer warrants, represents, and covenants to and with Seller, now and as of the Closing:

            (i) That Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to execute and deliver this Agreement and to perform its respective obligations thereunder. The execution and delivery of this Agreement by Buyer and the performance of its obligations thereunder have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws or judicial decisions affecting the validity and enforcement of creditors' rights generally.

            (ii) That neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated thereby, (i) conflicts with or violates any provision of the Certificate of Incorporation or bylaws of Buyer, (ii) requires on the part of Buyer any filing with, or permit, authorization, consent or approval of, any federal or state governmental agency or entity, (iii) conflicts with, results in a breach of, constitutes (with or without notice or lapse of time or both) a default under, or requires any notice, consent or waiver under any contract, lease, license, franchise, permit, indenture, agreement or mortgage for borrowed money or other agreement to which Buyer is a party or by which Buyer is bound or to which any of its assets is subject, or (iv) violates any statute, rule or regulation, or any order, writ, injunction or decree applicable to Buyer or any properties or assets of Buyer.

            9. INDEMNIFICATION. Seller agrees to indemnify Buyer and to hold Buyer harmless from any and all loss, damage, cost, or expense incurred or sustained by Buyer by reason of the failure of any warranty or representation contained in this Agreement to be true or as a result of Seller's failure to abide by any covenant or agreement on its part contained in this Agreement or arising out of any claim by a stockholder of Seller alleging that Seller improperly failed to obtain stockholders approval of the transactions contemplated by this Agreement or arising out of any claim made against Buyer alleging that Seller failed to comply with the bulk sales laws of the State of Connecticut.

            10. SURVIVAL. The representations, warranties, and covenants on the part of Seller and Buyer contained in this Agreement shall survive the Closing and shall be binding upon each party and their respective successors and assigns.

            11. PAYMENT OF LIABILITIES. Seller agrees that it is responsible for all liabilities of Seller existing on the Closing and to hold Buyer harmless therefrom. Buyer and Seller agree that Buyer is not assuming and shall have no responsibility for any of the debts, obligations, or liabilities of Seller, including but not limited to any liabilities or obligations of Seller (whether fixed, absolute, contingent, known, unknown, direct, indirect, or otherwise) whether incurred or accrued before or after the Closing, which in any way relate to the performance or non-performance of, or any other liability or obligation relating to any service or product furnished or sold by Seller prior to or after the Closing, and Seller hereby agrees to hold Buyer harmless from any cost or expense arising out of or relating to any such debts, obligations, or liabilities; provided, however, such indemnification by Seller does not extend to any Assumed Liabilities. Buyer agrees to be responsible for any and all liabilities of Buyer existing at the Closing or assumed by Buyer as a result of this Agreement and to hold Seller harmless therefrom. Seller and Buyer agree that if either receives any payment under a contract which is included among the Acquired Assets which payment belongs to the other, it will promptly forward such payment to the other.

            12. TRANSFER TAXES. Seller shall pay all sales and other similar taxes imposed on or collectible by Seller or Buyer by reason of the transfer of the property being acquired by Buyer pursuant to this Agreement.

            13. NONCOMPETE. During the term of the Software License and Maintenance Agreement to be entered into at the Closing, Seller shall not, directly or indirectly, whether as a shareholder, partner or investor possessing any ownership interest, or as principal, agent, employee, proprietor, independent contractor, consultant or in any other capacity, solicit for itself or others, or advise or recommend to any other person that such person solicit, any current customer of the Business, for the purpose of competing with Buyer in the Business. If any court having jurisdiction at any time hereafter shall hold any of such restrictive covenants to be unenforceable or unreasonable as to its scope, territory, or period of time, and such court in its judgment or decree shall declare or determine the scope, territory, or period of time which such court deems to be reasonable, then such scope, territory or period of time, as the case may be, shall be deemed automatically to have been reduced to that declared or determined to be reasonable by such court. Notwithstanding the foregoing, if any clause or provision of this paragraph shall be unenforceable, then such clause or provision shall be deemed to be deleted from this paragraph, but every other clause and provision shall continue in full force and effect. These covenants are an integral part of the asset purchase transaction contemplated by this Agreement and Buyer would not have entered into this Agreement in the absence of such covenants. Seller acknowledges that the agreements contained in this paragraph are reasonable and necessary to protect the Business being purchased by Buyer and that any breach thereof will result in irreparable injury to Buyer for which Buyer has no adequate remedy at law. Seller therefore agrees that, in the event either of them breaches any of the agreements contained in this paragraph, Buyer shall be authorized and entitled to seek from any court of competent jurisdiction (i) a temporary restraining order, (ii) preliminary and permanent injunctive relief, (iii) an equitable accounting of all profits or benefits arising out of such breach, and (iv) direct, incidental, and consequential damages resulting from such breach. Such rights or remedies shall be cumulative and in addition to all other rights or remedies to which Buyer may be entitled.

            14. ENTIRE AGREEMENT. This document constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended, or terminated except by a written agreement specifically referring to this Agreement and signed by all of the parties hereto.

            15. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

            16. FURTHER INSTRUMENTS. After the Closing, the parties hereto shall execute and deliver such additional instruments and documents as may be reasonably requested by any of them in order to carry out the purposes and intent of this Agreement and to fulfill their respective obligations.

            17. FURTHER ACTIONS. Seller agrees to take after the Closing such actions from time to time as may in the reasonable judgment of Buyer or its counsel be necessary or advisable to confirm the title of Buyer to any of the items of property acquired by Buyer from Seller pursuant to this Agreement.

            18. GOVERNING LAW. This agreement shall be construed in accordance with the laws of the State of Nebraska.

            19. SEVERABILITY. In the event that one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of the other provisions contained in this Agreement, which provisions shall remain in full force and effect.

            20. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            21. SCHEDULES AND EXHIBITS. All references to Schedules and Exhibits herein, unless otherwise stated, means the schedules and exhibits attached to this Agreement which are hereby incorporated by reference.

            22. NOTIFICATION. All notices which either party may be required or desire to give to the other party shall be in writing and shall be given by personal service, telecopy, registered air mail or certified air mail (or its equivalent) to the other party at its respective address or telecopy telephone number set forth below. Notices shall be deemed to be given upon actual receipt by the party to be notified. Notices delivered by telecopy shall be confirmed in writing by overnight courier.

            If to Seller:          SmartServ Online, Inc.
                                   Metro Center, One Station Place
                                   Stamford, CT 06902
                                   Attn:  Mario F. Rossi
                                   Telecopy No. (203) 353-5962

            If to Buyer:           Data Transmission Network
                                     Corporation
                                   9110 West Dodge Road, #200
                                   Omaha, NE  68114
                                   Attn:  Eric Stokes
                                   Telecopy No.:  (402) 255-8088

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                      DATA TRANSMISSION NETWORK
                                      CORPORATION, a Delaware corporation


                                      By:  /S/ CHARLES R. WOOD
                                          --------------------------------
                                           Charles R. Wood, Sr. Vice President


                                      SMARTSERV ONLINE, INC., a
                                      Delaware corporation

                                      By:  /S/ SEBASTIAN E. CASSETTA
                                          --------------------------------
                                           Chief Executive Officer

                                   SCHEDULE 1

                           List of Smartserv Equipment
                           ---------------------------

Server One
Ultra 2 Sun MicroSystems Computer
Dual CPU 300 MHz
1 GB RAM
4.2 G Hard Drive
100 Mbs Ethernet Card
Solaris 2.5
Serial number 742FC47

Server Two
Ultra 2 Sun MicroSystems  Computer
Dual CPU 300 MHz
1 GB RAM
2 4.2 G Hard Drives
100 Mbs Ethernet Card
Solaris 2.5
Serial number

Server Three
Ultra 2 Sun MicroSystems Computer
Dual CPU 200 MHz
500 MG RAM
2 G Hard Drive
100 Mbs Ethernet Card
Solaris 2.5
Serial number 638FOF57

                                  SCHEDULE 7(j)

                         Customer and Supplier Contracts
                         -------------------------------


Reality On Line - Reuters News Agreement

Standard & Poors - Distribution Agreement

Agreement  between AT&T Corp.  and  SmartServ  Online,  Inc.  for AT&T  WorldNet
Services

Terms and Conditions for Subscribers to SmartServ Services

                                  SCHEDULE 7(k)

                             List of Other Contracts
                             -----------------------



None

                                   EXHIBIT "A"

                              SOFTWARE LICENSE AND
                                SERVICE AGREEMENT
                                -----------------


            THIS AGREEMENT (the "Agreement") is made and entered into as of ____________________, 1998 (the "Effective Date") by and between SmartServ Online, Inc., a Delaware corporation having an office at Metro Center, One Station Place, Stamford, CT 06902 ("SmartServ") and Data Transmission Network Corporation, a Delaware corporation, having an office at 9110 West Dodge Road, Suite 200, Omaha, Nebraska 68114 ("DTN").

                                    RECITALS

            A. SmartServ is the owner of certain computer software as described in Schedule "A" attached hereto and the documentation and related materials therefore listed in Schedule "A" (as modified and enhanced in accordance with this Agreement, the "Internet Software") and SmartServ desires to license the Internet Software to DTN.

            B. Pursuant to that certain Asset Purchase Agreement dated April 23, 1998 between SmartServ and DTN (the "Purchase Agreement"), DTN acquired from SmartServ three client servers. Such servers will remain located at the premises of SmartServ as provided herein. When used with such servers and additional hardware and equipment owned exclusively by SmartServ (the use of which will be provided by SmartServ as set forth in this Agreement), the Internet Software will allow DTN's subscribers internet access to continuous market quotations and other financial and news information services offered from time to time by DTN (the "Internet Services").

            C. SmartServ agrees to service, support, maintain and enhance the Internet Software and the related computer hardware as more fully described herein so as to allow DTN's subscribers to access the Internet Services at any time during the term of this Agreement.

            D. DTN desires to acquire such licenses and services from SmartServ as described in this Agreement.

            NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

            1.1 DEFINED TERMS. The following defined terms when used in this Agreement shall have the meanings designated below:

                  BUSINESS HOURS means the time period commencing one hour prior to and ending one hour after the trading hours of the New York Stock Exchange.

                  CONFIDENTIAL INFORMATION has the meaning given to such term in
            Paragraph 5.2 of this Agreement.

                  DOCUMENTATION  has the meaning given to such term in Paragraph
            4.2 of this Agreement.

                  ESCROW AGENT means the Escrow Agent under that certain  Source
            Code Escrow Agreement with SmartServ and DTN executed concurrently with this Agreement.

                  ESCROW  RELEASE  EVENTS has the meaning  given to such term in
            Paragraph 2.3(e) of this Agreement.

                  HARDWARE means the servers acquired by DTN pursuant to the Purchase Agreement and Paragraph 4.7 of this Agreement and all replacements and additions thereto which will be manipulated by the Internet Software to allow DTN's subscribers to obtain the Internet Services.

                  INTERNET  SOFTWARE  has the  meaning  given  to  such  term in
            Recital A to this Agreement.

                  LICENSE has the meaning given to such term in Paragraph 2.1 of this Agreement.

                  LICENSE  FEE has the meaning  given to such term in  Paragraph
            3.1 of this Agreement.

                  LICENSE  TERM has the meaning  given to such term in Paragraph
            7.1 of this Agreement.

                  MAINTENANCE  SERVICES  has the  meaning  given to such term in
            Paragraph 4.1 of this Agreement.

                  SMARTSERV  EQUIPMENT means the computer hardware and equipment owned by SmartServ and described in Schedule "B" and all replacements and additions thereto (except as provided in Paragraph 4.7) which when used with the Hardware and Internet Software will allow DTN's subscribers to obtain the Internet Services.

                  SOURCE CODE ESCROW  PACKAGE has the meaning given to such term in Paragraph 2.3(a) of this Agreement.

                  UPDATES has the meaning given to such term in Paragraph 4.5 of this Agreement.


                                    ARTICLE 2
                                   THE LICENSE
                                   -----------

            2.1   THE LICENSED  SOFTWARE.  SmartServ  hereby  grants to DTN, its subsidiaries and affiliates, a license (the "License") to use the Internet Software as part of DTN's, and its subsidiaries' and affiliates', business operations and to allow DTN's subscribers to use the Internet Software to access the Internet Services. The License shall be a limited exclusive license as follows: SmartServ agrees not to license, sell, convey or otherwise transfer (collectively, "Transfer") to anyone other than DTN any rights in the Internet Software during the term of this Agreement without DTN's prior written consent, which consent will not be unreasonably withheld or delayed by DTN, provided that the agreement under which SmartServ shall Transfer any rights in the Internet Software to a third party shall provide that the transferee's use of the Internet Software would not constitute a breach of Section 13 of the Purchase Agreement, if such other party were SmartServ. In addition, SmartServ shall not use or allow anyone other than DTN to use the Internet Software to compete with the Internet Services. If during any calendar quarter ending after the first twelve months of the License Term, DTN does not obtain at least 600 subscribers to the Internet Services (exclusive of renewing subscribers, but not net of terminating subscribers) and pay License Fees of $100,000, then the exclusivity with respect to the License shall cease and the License shall become nonexclusive.

            2.2 OBJECT CODE. SmartServ shall deliver the Internet Software to DTN in object code form. DTN may reproduce the Internet Software as necessary to include (a) a production version for DTN's use in accordance with this Agreement; (b) a test version which may be run for testing and development purposes; and (c) copies for archival and backup purposes. DTN shall also have the right to maintain and modify or retain third party entities to maintain and modify the Internet Software in the event of an Escrow Release Event or if SmartServ fails to or is no longer obligated to maintain the Internet Software under this Agreement or any future maintenance agreements between DTN and SmartServ.

            2.3   SOURCE CODE ESCROW.

            a.    The term "Source Code Escrow Package" means the following:

                  i. a complete copy in machine-readable form of the source code and object code of the Internet Software;

                  ii. a complete copy of any existing design documentation and user documentation; and

                  iii. complete instructions for compiling and linking every part of the source code into executable code, for purposes of enabling verification of the completeness of the source code as provided below. Such instructions shall include precise identification of all compilers, library packages, and linkers used to generate executable code.

            b. Within five (5) days after the Closing, SmartServ shall deliver a Source Code Escrow Package to Escrow Agent.

            c. When and if SmartServ provides DTN with a maintenance release or upgrade version of any part of the Internet Software, SmartServ shall within ten (10) business days thereafter deposit with Escrow Agent, in accordance with
Section 2.3, a Source Code Escrow Package for the maintenance release or upgrade version.

            d. DTN, at its option and expense, may at any time verify the completeness and accuracy of any Source Code Escrow Package. Unless otherwise agreed at the time by SmartServ and DTN, verification will be performed onsite at Escrow Agent's or SmartServ's premises at a time specified by DTN. SmartServ shall make technical and support personnel available as reasonably necessary for the verification. SmartServ may in its discretion designate a representative to be present at the verification.

            e. The Source Code Escrow Package shall, upon request of DTN, be released from escrow to DTN for use by DTN in accordance with this Agreement upon the occurrence of one or more of the following "Escrow Release Events" defined below:

                  i. SmartServ is in breach of its obligations  under the Source
            Code Escrow Agreement with DTN and Escrow Agent;

                  ii. if SmartServ files a petition for liquidation and dissolution under Chapter 7 of the Bankruptcy Code of the United States, or an involuntary petition in bankruptcy is filed against SmartServ and is not dismissed or converted for reorganization under Chapter 11 of the Bankruptcy Code of the United States within sixty
            (60) days thereafter, or this Agreement is rejected in a proceeding under Chapter 11 of the Bankruptcy Code of the United States; or

                  iii. if SmartServ  proves unable or otherwise  fails to cure a breach of this Agreement within the applicable cure period set forth in this Agreement;

            f. Within ten (10) days after the execution and delivery of this Agreement, SmartServ shall deliver to DTN two (2) keys which shall operate to open the (i) front door and (ii) door to the computer room, respectively, of SmartServ's principal offices located at One Station Place, Stamford, CT 06902. These keys may be used by a limited number of employees of DTN for the purpose of accessing, operating and maintaining the Internet Software and Hardware in the event that SmartServ is unable to do so in accordance with the terms and conditions set forth in this Agreement.

            2.4 COMPETITION. Nothing in this Agreement shall impair DTN's rights to use or distribute similar ideas or programs which have been independently developed by DTN or submitted by others to DTN, provided that SmartServ' patents, copyrights and trade secrets are not infringed.

                                    ARTICLE 3
                                FEES AND PAYMENT
                                ----------------

            3.1 LICENSE AND MAINTENANCE FEE. Except as provided below, during the License Term DTN shall pay to SmartServ a monthly license and maintenance fee (the "License Fee") equal to the sum of the amounts determined by multiplying the applicable percentages set forth below by the revenues earned and received for such month by DTN from the corresponding number of subscribers to the Internet Services at each level, in excess of the first 1,000 subscribers.

                                                              Percentage of
                   Subscribers                              Subscriber Revenue
                   -----------                              ------------------

                  1,001 - 2,000                                    20%
                  2,001 - 4000                                     25%
                  4,001 - 8,000                                    30%
                  Over 8,000                                       40%

DTN shall guaranty a minimum monthly payment of $100,000 during the first twelve months of the License Term. The minimum monthly payments during the first twelve months of the License Term shall be paid in advance on the first day of such month. Otherwise, the License Fee shall be paid within twenty (20) days after the end of the month to which it relates. The License Fee shall be determined using the average revenue per subscriber for such month. As an example, if the revenues earned and received by DTN during a month are $800,000 from 4,000 subscribers, then the monthly payment to SSOL will be $140,000 computed as the sum of (i) 20% of the product of $200 (the average revenue per subscriber for such month) multiplied by 1,000 subscribers and (ii) 25% of the product of $200 multiplied by 2,000 subscribers. For purposes of such computation, the number of subscribers in a month shall be the weighted average of the number of subscribers for such month. Notwithstanding the foregoing, if SmartServ breaches any of its obligations under Article 4 of this Agreement and fails to cure such breach within thirty (30) days after written notice thereof, DTN may at its sole cost elect to provide its own maintenance of the Internet Software and the Hardware, in which case DTN shall have no further obligation to pay the License Fee and SmartServ shall have no further obligations under Article 4 of this Agreement.

            3.2 AUDIT RIGHTS. SmartServ and/or a SmartServ representative shall have the right, exercisable not more than once per year, at any reasonable time to inspect, audit and make copies of the books and records of DTN which relate to the calculation of the License Fee. Except as set forth below, such audit shall be at the expense of SmartServ. In the event any such inspection and audit reveals that DTN underpaid the License Fee owing for any month, then DTN shall promptly pay to SmartServ the amount of such underpayment together with interest thereon from its due date at the rate of eight percent (8%) per annum. In the event that DTN underpaid by more than five percent (5%) the License Fee owing for any month, then DTN also shall promptly pay to SmartServ the reasonable out-of-pocket costs and expenses actually incurred by SmartServ in conducting such audit, up to an amount not in excess of such underpayment.


                                    ARTICLE 4
                              MAINTENANCE SERVICES
                              --------------------

            4.1 SERVICES OF SMARTSERV. During the License Term, SmartServ agrees to service, support, maintain and enhance the Internet Software and the Hardware as provided in this Article 4 (the "Maintenance Services"). SmartServ agrees to use its best efforts in performing the Maintenance Services so as to allow DTN's subscribers prompt access to the Internet Services at any time during the License Term. It is agreed by the parties that SmartServ will have during the first twelve months of the License Term a minimum of six (6) programming resources trained in the Internet Software available at all reasonable times to provide the Maintenance Services; provided, however, that SmartServ may be required to have additional programming resources available to perform the Maintenance Services during critical times as needed. DTN and SmartServ agree that during the remainder of the License Term SmartServ will have a minimum of three (3) programming resources trained in the Internet Software available at all reasonable times to provide the Maintenance Services; provided, however, that SmartServ may be required to have additional programming resources available to perform the Maintenance Services during critical times as needed.

            4.2 CORRECTION OF INTERNET SOFTWARE. The Maintenance Services shall include, without limitation, SmartServ correcting any failure of the Internet Software to operate in accordance with the documentation for the Internet Software (as modified pursuant to this Agreement, the "Documentation"). The Documentation shall provide for the Internet Software to operate in an efficient and responsive manner in accordance with the highest of industry standards.

            4.3 OUTAGES. SmartServ understands the need for DTN's subscribers to have continuous access to the Internet Services. SmartServ warrants that it will use its best efforts to maintain the Internet Software and the Hardware in a condition which will allow DTN's subscribers to access the Internet Services 24 hours per day, 365 days per year. Notwithstanding the force majeure provisions of Section 8.5, should outages occur during Business Hours due to the failure of the Internet Software or the Hardware that exceed 1% in the aggregate during any calendar month, SmartServ shall forfeit the entire License Fee for such month as liquidated damages. Should outages occur during Business Hours due to the failure of the Internet Software or the Hardware that exceed 2% in the aggregate during any calendar month or 3% in the aggregate during each of two consecutive calendar months, DTN may elect (without granting SmartServ a cure period) to provide at its sole cost its own maintenance of the Internet Software and the Hardware, in which case DTN shall have no further obligation to pay the License Fee during the remainder of the License Term and SmartServ shall have no further obligations under Article 4 of this Agreement.

            4.4   REQUIRED  UPGRADES.  DTN  receives its market  quotations  and other news and financial information from various third-party providers. DTN shall have the right anytime during the License Term, in its sole discretion, to change the third-party providers of information for the Internet Services. As part of Maintenance Services, at no additional cost to DTN, but subject to the limitations set forth in Paragraph 4.6, SmartServ shall provide all modifications required to enable the Internet Software to operate in accordance with any new or modified system requirements specified by such third-party providers within the time periods specified in the contracts with such third-party providers, which shall not be less than thirty (30) days after receipt of notice from DTN of the new or modified system requirements.

            4.5 UPDATES. As part of Maintenance Services, at no additional cost to DTN, SmartServ shall provide during the License Term (other than the first twelve months thereof) all revisions, improvements, modifications, corrections, releases and enhancements (the "Updates") to any portion of the Internet Software. SmartServ shall use its best efforts to provide the Updates as necessary to maintain the quality and competitive position of the Internet Services in the industry. Such Updates shall not degrade the performance, functioning or operation of the Internet Software. If any such Updates are not acceptable to DTN, DTN may refuse to accept such Updates, and, in such event, SmartServ agrees to maintain the Internet Software without such Updates. Once an Update is incorporated in the Internet Software, it shall be considered part of the Internet Software for all purposes hereunder.

            4.6 LIMITATION ON EXPENDITURES. Excluding the first twelve months of the License Term, SmartServ reserves the right to limit the expenditure of its resources for performing the upgrades and Updates referred to in Sections
4.4 and 4.5 to twenty percent (20%) of its revenues earned hereunder (excluding such initial twelve months) on a cumulative basis. Accordingly, if SmartServ uses 10% of its revenues during one year, then it has 30% of its revenues available for the next year.

            4.7 HARDWARE MAINTENANCE. So long as SmartServ is to provide the Maintenance Services as provided herein, the Hardware shall be located at SmartServ's premises at no additional cost to DTN, except for property taxes on the Hardware which shall be the sole responsibility of DTN. As part of Maintenance Services, at no additional cost to DTN, SmartServ shall make all necessary adjustments and minor repairs to keep the Hardware in good operating condition and functioning properly at the premises of SmartServ. SmartServ will use its best efforts to advise DTN sufficiently in advance of any needed major repairs or replacements to the Hardware and DTN will, at its cost, provide new or equivalent used replacement parts for the Hardware. In addition, DTN will, at its cost, furnish an additional client server for each additional 500 subscribers to the Internet Service in excess of the first 1,500 subscribers. The SmartServ Equipment will accommodate three more servers, in addition to the ones owned by DTN. Each server is capable of serving 500 additional subscribers for a total of 3,000 subscribers. Adding additional subscribers, beyond 3,000 may require additional computer hardware to be added to the system, which DTN will furnish at its cost and which will become Hardware for purposes of this Agreement. The Hardware and all additions and replacements shall at all times remain the property of DTN. Parts or replacements required for the Hardware as a result of the negligence or fault of SmartServ shall be furnished by SmartServ at its cost. During the License Term, SmartServ shall use its best efforts to provide adequate facilities, including without limitation work space, heat, light, ventilation, electric current and outlets, for operation of the Hardware. SmartServ agrees that it shall not move, or permit to be moved, the Hardware during the License Term without DTN's prior written consent. Notwithstanding any contrary provision contained herein, DTN shall be responsible for all telecommunication costs incurred in the operation of the Hardware and Internet Software as contemplated in this Agreement. SmartServ agrees, at no additional cost to DTN, to maintain casualty insurance on the Hardware with the same coverage as it has for its own computer equipment and shall replace any loss to the Hardware as a result of events covered by such insurance. Such policies of insurance shall name DTN as an additional insured and may not be canceled without at least ten days prior written notice to DTN.

            4.8 TELEPHONE SUPPORT. As part of Maintenance Services, at no additional cost to DTN, SmartServ shall provide reasonable technical assistance and consultation in the use of the Internet Software and the Hardware by telephone, during DTN's normal working hours.

            4.9 TRAINING. As part of Maintenance Services, at no additional cost to DTN, SmartServ shall provide such training as may reasonably be requested by DTN to enable it to use the Internet Software and the Hardware for providing the Internet Services.

            4.10 SMARTSERV EQUIPMENT. The system to be used to provide the Internet Services includes the SmartServ Equipment in addition to the Hardware and Internet Software. During the License Term, SmartServ agrees to furnish the use of the SmartServ Equipment so as to allow DTN's subscribers prompt access to the Internet Services. In addition, SmartServ agrees to service, support, and maintain the SmartServ Equipment, subject to the obligations of DTN set forth in this Article 4.

                                    ARTICLE 5
                     PROPRIETARY RIGHTS AND CONFIDENTIALITY
                     --------------------------------------

            5.1 OWNERSHIP OF THE INTERNET SOFTWARE. Subject to the rights granted to DTN herein, all right, title and interest to the Internet Software shall at all times remain in SmartServ, including but not limited to all applicable copyrights, trade secrets and patents. DTN shall safeguard the Internet Software with reasonable efforts using not less than the same degree of care that is exercised by DTN for its own confidential and proprietary software.

            5.2   CONFIDENTIAL  INFORMATION.  DTN and SmartServ acknowledge that in the course of dealings between the parties, each party will acquire information about the other party, its business activities and operations, its technical information and trade secrets, of a highly confidential and proprietary nature ("Confidential Information"). The Confidential Information of each party shall be safeguarded by the other at least to the same extent that it safeguards its own confidential materials or data relating to its own business.

            5.3 CONFIDENTIAL COMPUTER PROGRAMS. Except as set forth herein, neither party shall make copies of the computer programs and related materials of the other party nor permit them to be used by or for any person or entity except as set forth herein and all such computer programs and related materials shall be considered Confidential Information hereunder.

            5.4 CONFIDENTIALITY EXCLUSIONS. Nothing in this Article 5 shall restrict either party with respect to information or data identical or similar to that contained in the Confidential Information but which (a) that party rightfully possessed before it received such information from the other as evidenced by written documentation; (b) subsequently becomes publicly available through no fault of that party; (c) is subsequently furnished rightfully to that party by a third party without restrictions on use or disclosure; or (d) is required to be disclosed by law, provided that the disclosing party will exercise reasonable efforts to allow the other party to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information.

            5.5 REMEDY. SmartServ and DTN agree that if either of them, their officers, employees or anyone obtaining access to the Confidential Information of the other party by, through or under them, breaches any provision of this
Article 5, the non-breaching party would suffer irreparable harm and the total amount of monetary damages for any injury to the non-breaching party from any violation of this Article 5 would be impossible to calculate and would therefore be an inadequate remedy. Accordingly, the parties agree that the non-breaching party shall be entitled to temporary and permanent injunctive relief against the breaching party, its officers or employees, and such other rights and remedies to which the non-breaching party may be entitled to at law, in equity and under this Agreement for any violation of this Article 5.

                                    ARTICLE 6

                         WARRANTIES AND INDEMNIFICATION
                         ------------------------------

            6.1 QUIET ENJOYMENT. SmartServ warrants to DTN that: (i) SmartServ has the right to furnish to DTN the Internet Software and other materials covered hereunder free of all liens, claims, encumbrances and other restrictions, except as stated to the contrary herein; (ii) DTN shall quietly and peacefully possess the Internet Software and other materials furnished hereunder subject to and in accordance with the provisions of this Agreement; and (iii) DTN's permitted use and possession of the Internet Software and other materials will not be interrupted or otherwise disturbed by any entity asserting a claim under or through SmartServ.

            6.2 INTERNET SOFTWARE. SmartServ warrants that the Documentation faithfully and accurately reflects the functionality provided by the Internet Software. SmartServ warrants that the Internet Software (i) is free from known material defects and (ii) materially performs in accordance with the Documentation. SmartServ further warrants and represents that the occurrence in or use by the Internet Software of dates on or after January 1, 2000 ("millennial dates") will not adversely affect the performance of the Internet Software with respect to data dependent data, compilations, output, or other functions (including but not limited to calculating, comparing and sequencing) and that the Internet Software will create, store, process and output information related to or including millennial dates without error or omissions and at no additional cost to DTN.

            6.3 DEFECT CORRECTION. In the event that the Internet Software does not perform as warranted in paragraph 6.2 hereof, SmartServ agrees to use its best efforts to promptly make the Internet Software perform as so warranted. If SmartServ is unable to make the Internet Software perform as so warranted, DTN may, at its sole option, terminate this Agreement.

            6.4 SERVICES. SmartServ warrants that all services performed by SmartServ hereunder, including but not limited to Maintenance Services, installing the Internet Software, training, programming and consulting, will be performed in a professional manner by qualified personnel.

            6.5 WARRANTY PERIOD. Commencing upon the Effective Date and continuing at all times during the License Term, subject to termination as provided in Section 3.1, SmartServ shall perform Maintenance Services, at no additional charge to DTN, in accordance with Article 4 hereof.

            6.6 INTELLECTUAL PROPERTY INDEMNIFICATION. (a) SmartServ shall indemnify, defend and hold DTN, its subsidiaries, affiliates and sublicensees harmless from any claims, damages or judgments including all reasonable attorney's fees, directly or indirectly resulting from any claimed infringement or violation of any patent, copyright, trademark, trade secret or other intellectual property right of a third party with respect to the Internet Software. Following notice of a claim or threat thereof, SmartServ shall use its best efforts to either (i) procure for DTN the right to continue to modify and use the Internet Software as provided herein, at no additional costs to DTN, or
(ii) provide DTN with a noninfringing version of the Internet Software, provided that such new version does not degrade the performance, functionality or operation of the Internet Software in any material respect. If SmartServ is unable to perform either (i) or (ii) above, DTN may upon reasonable notice terminate this Agreement and the License. DTN agrees to give SmartServ reasonable notice of any such claim or threat and reasonable cooperation with SmartServ in any defense or settlement of any such claim or threat.

            (b) DTN shall indemnify, defend and hold SmartServ, its subsidiaries and affiliates harmless from any claims, damages or judgments including all reasonable attorney's fees, directly or indirectly resulting from any claimed infringement or violation of any patent, copyright, trademark, trade secret or other intellectual property right of a third party with respect to the Internet Services (other than with respect to the Internet Software). SmartServ agrees to give DTN reasonable notice of any such claim or threat and reasonable cooperation with DTN in any defense or settlement of any such claim or threat.

                                    ARTICLE 7
                              TERM AND TERMINATION
                              --------------------

            7.1 TERM. The term of this Agreement shall commence upon the Effective Date and, unless terminated earlier pursuant to Article 7, shall continue until either party terminates this Agreement by written notice to the other party given at least one year in advance of such termination, provided such termination may not occur earlier than three years after the Effective Date. Such term is referred to in this Agreement as the "License Term".

            7.2 TERMINATION FOR CAUSE. Either party shall have the right to terminate this Agreement and/or the License upon: (a) violation, breach or default of the other party, its officers or employees of any material provision of this Agreement, including but not limited to proprietary rights and confidentiality obligations; or (b) the other party becoming insolvent, commencing or becoming subject to any proceedings under any bankruptcy or insolvency law or making any assignment for the benefit of creditors, suffering or permitting the appointment of a receiver for its business or assets or commencing the winding up or liquidating its business or affairs, voluntarily or otherwise. In addition, DTN may terminate this Agreement in accordance with paragraphs 6.3, 6.6 and 7.1 hereof.

            7.3 RIGHT TO CURE. Notwithstanding the foregoing paragraph 7.2 hereof, neither party may terminate this Agreement and/or the License pursuant thereto, unless and until the party seeking to terminate has specified the cause for the termination in writing, notifying the other party that it intends to terminate this Agreement and/or the License, and such cause for the termination has not been cured by the other party within thirty (30) days after receipt of such written notice, except with respect to the breach of a confidentiality obligation, in which case such cause must be cured within five (5) days after receipt of such written notice.

            7.4 OBLIGATIONS UPON TERMINATION. Upon termination of this Agreement and the License, all rights and obligations granted herein shall cease, except as otherwise provided, and each party shall forthwith return to the other party all papers, materials, documentation, and any other properties of the other party received pursuant to this Agreement, including but not limited to the Source Code Escrow Package.

            7.5 SURVIVAL OF CERTAIN PROVISIONS. The terms and conditions in the following paragraphs shall survive the termination of this Agreement:
5.1-5.5, 6.6, 7.4, 7.5, 8.1-8.4, 8.8-8.10.

                                    ARTICLE 8
                                     GENERAL
                                     -------

            8.1 AGREEMENT INTERPRETATION AND CONSTRUCTION. If any provision of this Agreement is held invalid or unenforceable for any reason, such invalidity shall not affect the validity of the remaining provisions of this Agreement, and the parties shall substitute for the invalid provisions a valid provision which most closely approximates the intent and economic effect of the invalid provision. The recitals set forth on the first page of this Agreement are an integral part of this Agreement and are incorporated by reference into the body of this Agreement. The section headings in this Agreement are solely for convenience and shall not be considered in its interpretation. The language of this Agreement has been approved by the counsel for both parties and shall be construed as a whole according to its fair meaning and neither of the parties hereto shall be deemed to be the draftsman of this Agreement in any action which may hereafter arise between the parties.

            8.2 NON-WAIVER. The failure of either party at any time to require performance by the other party of any provision of the Agreement shall not affect in any way the full right to require such performance at any subsequent time, nor shall the waiver by either party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

            8.3 ATTORNEYS' FEES. In any action between the parties to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover expenses, including reasonable attorneys' fees.

            8.4 NOTIFICATION. All notices which either party may be required or desire to give to the other party shall be in writing and shall be given by personal service, telecopy, registered air mail or certified air mail (or its equivalent) to the other party at its respective address or telecopy telephone number set forth below. Notices shall be deemed to be given upon actual receipt by the party to be notified. Notices delivered by telecopy shall be confirmed in writing by overnight courier.

            If to SmartServ:                Metro Center
                                            One Station Place
                                            Stamford, CT 06902
                                            Attn:  Mario F. Rossi
                                            Telecopy No. (203) 353-5962

            If to DTN:                      Data Transmission Network
                                              Corporation
                                            9110 West Dodge Road, #200
                                            Omaha, NE  68114
                                            Attn:  Eric Stokes
                                            Telecopy No.:  (402) 255-8088

            8.5 FORCE MAJEURE. Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement resulting directly or indirectly from acts of God or any causes beyond the reasonable control of such party, provided that such party shall be without fault or negligence. Performance time under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay which is excusable under this paragraph. If any such excusable delay shall last for a period of more than thirty (30) consecutive calendar days, the party not relying on the excusable delay, at its option, may terminate this Agreement.

            8.6 INDEPENDENT CONTRACTORS. It is expressly agreed that SmartServ and DTN are acting hereunder as independent contractors and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose. This Agreement shall not be construed as authority for either party to act for the other party in any agency or other capacity, or to make commitments of any kind on the account of or on the behalf of the other except to the extent and for the purposes provided for herein. All persons furnished by SmartServ shall be considered solely SmartServ's employees or agents and SmartServ shall be responsible for compliance with all laws, rules and regulations including, but not limited to employment of labor, hours of labor, working conditions, workers' compensation, payment of wages, and payment of taxes, such as unemployment, social security and other payroll taxes, including applicable contributions from such persons when required by law. SmartServ's employees and agents shall have no right to any benefits that DTN grants its employees. SmartServ shall indemnify and hold harmless, and, if required, defend DTN against any claims or lawsuits arising out of SmartServ's failure to comply with any such laws, rules or regulations.

            8.7 COMPLIANCE WITH LAWS. SmartServ, its employees and agents shall comply with the applicable EEO, Fair Labor Standards Act and The Occupational Safety and Health Act and all other federal, state, and local laws, ordinances, regulations and codes including identification and procurement or required permits, certificates, approvals and inspections, in performance under this Agreement. SmartServ agrees to indemnify DTN for any loss or damage that may be sustained by reason of any failure to do so.

            8.8 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Nebraska, without regard to principles of conflicts of laws.

            8.9 JURISDICTION. The parties hereby submit to the exclusive jurisdiction of Nebraska in any legal action or proceeding arising out of or relating to this Agreement or the legal relationship established by such Agreement, and the parties hereby agree that all claims with respect to any such action or proceeding shall be heard and determined in such courts. The parties hereby waive any objection they may have to the existence of personal jurisdiction or the laying of venue, and waive any defense of an inconvenient forum, with respect to the maintenance of any such action or proceeding.

            8.10 PUBLICITY. Except as otherwise set forth herein, neither party shall use the name of the other in advertising or publicity releases without securing the prior written consent of the other party. Without the prior written consent of the other party, neither party shall disclose, advertise or publish the existence of this Agreement or any terms of this Agreement, except as is required by law or regulation or for compliance with the requirements of NASDAQ.

            8.11 ASSIGNMENT. SmartServ's rights and obligations under this Agreement are personal and SmartServ may not assign (either voluntarily or by operation of law) or subcontract, its rights, duties or obligations under this Agreement without the prior written consent of DTN; provided, however, SmartServ may assign its rights under this Agreement in connection with a merger or sale of all or substantially all of its assets so long as (i) SmartServ shall first give DTN the right to acquire SmartServ or substantially all of its assets upon the same terms as the proposed merger or sale (DTN shall have thirty days after receipt of all material terms of the offer within which to accept the proposal) and (ii) the proposed transferee is not listed on Schedule C attached hereto. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns.

            8.12 ENTIRE AGREEMENT. This Agreement, including the Schedules hereto, and the Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings and all other communications between the parties. This Agreement may not be released, discharged, modified or amended except by an instrument in writing signed by a duly authorized representative of each of the parties.

            IN WITNESS WHEREOF, the parties to this Agreement have caused it to be executed by their duly authorized officers as of the Effective Date. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


DATA TRANSMISSION NETWORK                   SMARTSERV ONLINE, INC.
CORPORATION


By:      /S/ CHARLES R. WOOD                By:     /S/ SEBASTIAN E. CASSETTA
   --------------------------------             --------------------------------
Title:   Senior Vice President              Title:  Chief Executive Officer

                                   SCHEDULE A

                         Internet Software Description,
                       Documentation and Related Materials
                       -----------------------------------

                                   SCHEDULE B

                           List of SmartServ Equipment
                           ---------------------------

                                   SCHEDULE C


                         List of Prohibited Transferees
                         ------------------------------


PC Quote
Data Broadcast Corp.
Bridge/Telerate
Quote.com
S&P Comstock
Telescan
Telemet America Inc.
A-T Financial
Hoovers, Inc.
Media General Financial Services Inc.
Zannett Securities Corp.
Thompson Financial
Bloomberg L.P.
Reuters
North American Quotes
ADP
Track Data

                                   EXHIBIT "B"

                          SOURCE CODE ESCROW AGREEMENT


            THIS AGREEMENT, made and entered into this _____ day of ________________, 1997, by and between DATA TRANSMISSION NETWORK CORPORATION, a Delaware corporation (hereinafter "DTN"), SMARTSERV ONLINE, INC., a Delaware corporation (hereinafter "SSOL"), and __________________________, a
____________________ (hereinafter "Escrow Agent").

                              W I T N E S S E T H:

            WHEREAS, SSOL and DTN have entered into a Software License and Service Agreement (the "Service Agreement") pursuant to which SSOL has agreed to
(i) license to DTN certain proprietary software programs (the "Internet Software") utilized to provide Internet Services (as such term is defined in the Service Agreement) to DTN's customers and (ii) provide other services to DTN (the "SSOL Services");

            WHEREAS, SSOL and DTN have agreed to place the source code for the Internet Software in escrow to be released to DTN upon breach of SSOL's obligations set forth in the Service Agreement or this Agreement;

            NOW, THEREFORE, in consideration of the above recitals which are made a contractual part of this Agreement, and in consideration of the mutual agreements, provisions and covenants set forth in this Agreement, the parties do hereby agree as follows:


                                    SECTION 1

                                   DEFINITIONS
                                   -----------

            For the purposes of this Agreement, in addition to definitions set forth elsewhere in this Agreement, the definitions set forth in this Section 1 shall apply to the respective capitalized terms immediately preceding each definition.

            1.1 "AGREEMENT". This Source Code Escrow Agreement, including any exhibits, addenda, amendments, and modifications hereto.

            1.2 "SOURCE CODE". Human-readable computer programming code, associated procedural code, commentary and related and supporting documentation, corresponding to the Internet Software and all subsequent versions thereof to be provided to DTN during the term of the Service Agreement. The Source Code in present form is more fully described in Exhibit "A" to this Agreement.

                                    SECTION 2

                     REPRESENTATIONS AND WARRANTIES OF SSOL
                     --------------------------------------

            2.1 OWNERSHIP OF SOURCE CODE. SSOL warrants and represents to DTN that it is the owner of and holder of all rights in the Source Code and that SSOL has the right to grant to DTN the license rights to the Source Code pursuant to Section 7.1 of this Agreement and to deposit the Source Code with Escrow Agent pursuant to the terms of this Agreement.

            2.2 LICENSED PROGRAMS CORRESPOND WITH SOURCE CODE. SSOL warrants and represents to DTN that the Source Code to be deposited with Escrow Agent is the most current version of the source code of the Internet Software and conforms to the description set forth in Exhibit "A" to this Agreement.

                                    SECTION 3

                  PURPOSE OF AGREEMENT; DEPOSIT OF SOURCE CODE
                  --------------------------------------------

            3.1 DEPOSIT OF SOURCE CODE. The deposit of the Source Code and the license of the Source Code to DTN pursuant to Section 7.1 of this Agreement is intended to provide assurance to DTN of full and unrestricted access and right of use of the Source Code in the event that SSOL fails to provide SSOL Services under the Service Agreement, ceases to do business or is otherwise in breach of its obligations under the Service Agreement or this Agreement. Escrow Agent agrees to accept from SSOL and SSOL agrees to deposit with Escrow Agent, within five (5) days of the date of this Agreement, a copy of the Source Code. SSOL will furnish to Escrow Agent a list describing all Source Code so deposited. The Source Code to be initially deposited with Escrow Agent is described in Exhibit "A" to this Agreement, and such descriptions will be supplemented and updated by SSOL with each subsequent deposit of Source Code by SSOL with Escrow Agent.

            3.2 UPDATE AND MAINTENANCE OF SOURCE CODE. During the term of this Agreement, SSOL shall keep the Source Code in escrow fully current by depositing with Escrow Agent the listings and all supporting documentation and related materials for each and every update, correction, or new release of the Internet Software. Such deposits will be completed no later than ten (10) days after the date that SSOL provides such update, correction or new release to DTN for the performance of the Internet Services.

            3.3 VERIFICATION AND TESTING OF SOURCE CODE. DTN, its agents, designees, or representatives, shall, upon written notice to SSOL, have the right to inspect, test, and review the Source Code (under obligations of confidentiality) at the time of the initial deposit and at the time of each subsequent deposit of the Source Code in escrow to verify that it corresponds to the Internet Software. Such verification and testing shall be done under the supervision of SSOL or its designee.

                                    SECTION 4

                              TITLE TO SOURCE CODE
                              --------------------

            4.1 Title to the Source Code shall remain in SSOL, but in the event the Source Code shall be delivered to DTN pursuant to this Agreement, DTN shall be entitled to use the Source Code pursuant to the terms of the license granted in Section 7.1. Upon the expiration of the License Term defined in the Service

Agreement, the Escrow Agent or DTN, as the case may be, shall return the Source Code to SSOL.

                                    SECTION 5

                          RELEASE OF SOURCE CODE TO DTN
                          -----------------------------

            5.1 RELEASE OF CODE. The copy of the Source Code to be deposited in escrow pursuant to this Agreement shall be released to DTN only upon the occurrence of one or more of the Escrow Release Events as defined in the Service Agreement.

            5.2 NOTICE OF ESCROW RELEASE EVENT. If DTN shall conclude in good faith that an Escrow Release Event has occurred, DTN shall so notify SSOL in writing, specifying in reasonable detail the occurrence of such event and a copy of such notice will be served simultaneously upon Escrow Agent. Escrow Agent shall immediately deliver the Source Code to DTN pursuant to the terms of this Agreement.

            5.3 INJUNCTIVE RELIEF. SSOL and DTN acknowledge and agree that DTN will suffer irreparable harm to its business and operations in the event that release of the Source Code to DTN pursuant to the terms of this Agreement is wrongfully delayed by SSOL. DTN may petition any court of competent jurisdiction in Nebraska for injunctive or other equitable relief to prevent SSOL from seeking to delay such release or to otherwise enforce the provisions of this Agreement, and SSOL hereby waives the claim or defense that DTN has or may have an adequate remedy at law. SSOL hereby consents to personal jurisdiction in any action brought in any court within the State of Nebraska having subject matter jurisdiction arising under this Agreement.

                                    SECTION 6

                             CONFLICTING PROVISIONS
                             ----------------------

            6.1 In the event of any conflict between the provisions of the Service Agreement and the provisions of this Agreement regarding the release of the Source Code to DTN upon the occurrence of an Escrow Release Event, the provisions of the Service Agreement shall control.


                                    SECTION 7
                             LICENSE OF SOURCE CODE
                             ----------------------

            7.1 In the event that the Source Code shall be delivered out of escrow to DTN pursuant to the terms of this Agreement, SSOL does hereby grant a license to DTN for the License Term defined in the Service Agreement, to use, modify, maintain, and update the Source Code in all such respects as may be necessary for DTN to maintain and update the Internet Software to perform the Internet Services in accordance with the description of such services in the Service Agreement and the object code resulting from such use shall be owned by DTN.

                                    SECTION 8

                RIGHT OF ESCROW AGENT TO FILE INTERPLEADER ACTION
                -------------------------------------------------

            8.1 Despite any other provision of this Agreement, in the event Escrow Agent shall receive conflicting demands from SSOL and DTN respecting the release of the Source Code to DTN under this Agreement, Escrow Agent may, in its sole discretion, file an interpleader action in any court of competent jurisdiction in Nebraska and deposit the Source Code with the clerk of the court or withhold release of the Source Code until instructed otherwise by court order.


                                    SECTION 9

                    LIMITATION ON OBLIGATION OF ESCROW AGENT
                    ----------------------------------------

            9.1 Escrow Agent shall not be required to inquire into the truth of any statements or representations contained in any notices, certificates, or other documents required or otherwise provided under this Agreement, and Escrow Agent shall be entitled to assume that the signatures on such documents are genuine, that the persons signing on behalf of any party thereto are duly authorized to execute the same, and that all actions necessary to render any such documents binding on the party purporting to be executing the same have been duly undertaken. Without limiting the foregoing, Escrow Agent may in its discretion require from SSOL or DTN additional documents that it deems to be necessary or desirable to aid it in the course of performing its obligations under this Agreement.

                                   SECTION 10

                   RELEASE AND INDEMNIFICATION OF ESCROW AGENT
                   -------------------------------------------

            10.1 SSOL and DTN, severally, hereby do release Escrow Agent from any and all liability for losses, damages, and expenses (including attorney fees) that may be incurred on account of any action taken by Escrow Agent in good faith pursuant to this Agreement, and SSOL and DTN do hereby severally indemnify Escrow Agent and undertake to hold harmless Escrow Agent from and against any and all claims, demands, or actions arising out of or resulting from such performance by Escrow Agent under this Agreement.

                                   SECTION 11

                     CONFIDENTIALITY AND USE OF SOURCE CODE
                     --------------------------------------

         11.1 CONFIDENTIALITY UNDERTAKING. The Source Code released to DTN pursuant to this Agreement shall be used by DTN solely for the purposes permitted by the Service Agreement. DTN shall treat and preserve the Source Code as a trade secret of SSOL in accordance with the same practices employed by DTN to safeguard its own trade secrets against unauthorized use and disclosure.

                                   SECTION 12

                          INDEPENDENT CONTRACTOR STATUS
                          -----------------------------

            12.1 The parties to this Agreement are and shall be independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture, or agency relationship between the parties to this Agreement. No party to this Agreement shall have the authority to enter into agreements of any kind on behalf of the other parties to this Agreement in any manner.

                                   SECTION 13

                    CONTINUED ABILITY TO PERFORM OBLIGATIONS
                    ----------------------------------------

            13.1 The parties to this Agreement represent and warrant that they have full power and authority to undertake the obligations set forth in this Agreement and that they have not entered into any other agreements nor will they enter into any other agreements that would render them incapable of satisfactorily performing their respective obligations under this Agreement.

                                   SECTION 14

                                TERM OF AGREEMENT
                                -----------------

            14.1 The term of this Agreement shall commence as of the date first above written and shall continue until the Source Code shall be transferred to DTN pursuant to the terms of this Agreement, or, if such transfer shall not have so occurred, the Agreement shall terminate and the Source Code shall be returned to SSOL at the end of the License Term as defined in the Service Agreement.

                                   SECTION 15

                                  MISCELLANEOUS
                                  -------------

            15.1 COMPLIANCE WITH LAWS. The parties agree that they shall comply with all applicable laws and regulations of governmental bodies or agencies in their respective performance of obligations under this Agreement.

            15.2 NO UNDISCLOSED AGENCY; NO ASSIGNMENT. Each party represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party and agrees that it may not assign its rights or obligations under this Agreement without the prior written consent of the other parties to this Agreement.

            15.3 NOTICES. All notices or other communications required or permitted to be given pursuant to this Agreement shall be given in writing by telecopier, personal messenger, overnight courier who shall obtain a written receipt therefor or by deposit thereof in the United States mail, registered or certified, return receipt requested, to the following addresses:

            If to DTN:              Data Transmission Network Corporation
                                    9110 W. Dodge Rd.
                                    Omaha, Nebraska 68114
                                    Attention: Eric Stokes

            If to SSOL:             SmartServ Online, Inc.
                                    Metro Center
                                    One Station Place
                                    Stanford, CT  06902
                                    Attention: Mario F. Rossi

            If to Escrow Agent:     ________________________________

                                    ________________________________

                                    ________________________________

All notices and other communications shall be deemed delivered on the date the receipt acknowledges that they were personally delivered to the other party, or, for all notices and communications sent by mail, at the time reflected on the return receipt. Either party may change the address to which notices are to be delivered and may specify a copy address to which copy of all notices must be sent by giving notice to the other party in the manner herein provided.

            15.4  GOVERNING   LAW.  All  questions   concerning   the  validity,
operation, interpretation, and construction of this Agreement shall be governed by and determined in accordance with the laws of the State of Nebraska.

            15.5 NO WAIVER. No party shall, by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other parties of any of the provisions of this Agreement. Further, the waiver by any party of a particular breach of this Agreement by any other party shall not be construed as or constitute a continuing waiver of such breach or of other breaches of the same or other provisions of this Agreement.

            15.6 PARTIAL INVALIDITY. If any part, term, or provision of this Agreement shall be held illegal, unenforceable, or in conflict with any law of a federal, state, or local government having jurisdiction over this Agreement, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby.

            15.7 BINDING AGREEMENT. The parties acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

DATA TRANSMISSION NETWORK                     SMARTSERV ONLINE, INC.,
CORPORATION, a Delaware                       a Delaware corporation
corporation


By:    CHARLES R. WOOD                        By:    SEBASTIAN E. CASSETTA
   ----------------------------                  ----------------------------
Title: Senior Vice President                  Title: Chief Executive Officer